EXHIBIT 99.1

August 17, 2026

2026 Letter to Shareholders

Dear Fellow Shareholders,

One year ago, Nexscient was a development-stage company built around a compelling thesis. Today, we are an operating business with revenue, a growing global team, scalable infrastructure, and commercial relationships with some of the most consequential participants in artificial intelligence and autonomous mobility.

The progress we see today did not happen overnight. Building the right foundation—assembling the team, infrastructure, capabilities, and relationships required to compete at scale—has taken time and deliberate execution. We believe Nexscient has now reached an important inflection point: the foundation is in place, commercial activity is expanding, and the pieces we have spent years putting together are beginning to reinforce one another. From here, we expect the pace of execution to accelerate, momentum to build, and each new milestone to create opportunities for the next.

In April, we completed one of the most important transactions in the Company's history, expanded our leadership team and Board, secured new customer engagements across humanoid robotics and autonomous mobility, established the foundation for our proprietary data platforms, and successfully completed two fully-subscribed financing rounds.

These accomplishments mark important milestones, but we believe they are just the beginning of what lies ahead. This letter provides an update on what we have accomplished, where we are investing, and how we intend to build on the momentum currently underway.

Flipside AI: A Transformational Acquisition

On April 1, 2026, we completed the acquisition of Flipside Digital Content Company, Inc. (“Flipside AI”), our Philippines-based operating subsidiary. Based on its unaudited financial records, Flipside generated a cumulative total of nearly $12 million in revenues over the last five years, of which approximately $2.5 million was recorded during calendar year 2025. This transaction fundamentally changed the profile of Nexscient from a development-stage company into an operating enterprise with established revenue, customers, infrastructure, and delivery capabilities.

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Through the acquisition, we added an organization of more than 350 employees, with a target of approximately 850 employees by year-end. That capacity is strategically important. In AI training data, delivery capability is itself a critical asset. Demand for high-quality data continues to grow, but serving sophisticated AI developers requires trained, managed, quality-controlled human capacity capable of meeting demanding production standards. Through Flipside, we now own that capacity rather than renting it, together with established production pipelines, quality-management systems, institutional knowledge, and a client roster that had already validated the organization's capabilities.

Flipside is now the operational foundation of our vertically integrated strategy.

We believe competitive advantage in AI training data will increasingly favor companies capable of controlling the entire value chain—from collection and annotation through quality assurance, curation, licensing, and distribution—rather than simply acting as intermediaries between data producers and customers. The acquisition of Flipside gives Nexscient direct control over what we believe is one of the more operationally intensive components in the value chain.

We are building this infrastructure with a particular opportunity in mind: Embodied Intelligence.

“We are building this infrastructure with a particular opportunity in mind: Embodied Intelligence.”

Humanoid robotics, autonomous vehicles, industrial automation, and other intelligent machines operating in the physical world represent a significant market opportunity. Yet these systems require something the traditional Internet cannot readily provide: enormous volumes of real-world behavioral and environmental training data.

Much of that data is not readily available at the quality, specificity and scale required by advanced systems. It must be created, captured, structured, validated, and delivered. We intend for Nexscient to be one of the companies building that infrastructure.

Building Our Leadership Team for Scale

As our operating business has grown, we have also strengthened the leadership and governance capabilities required for the next stage of the Company's development.

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Two appointments made in connection with and following the Flipside transaction have materially strengthened our technical and governance bench. Both were made with the long-term requirements of an exchange-listed company in mind.

Anthony De Luna — Director and Chief Technology Officer

As part of the acquisition, Anthony De Luna, founder and Chief Executive Officer of Flipside, joined the Nexscient Board of Directors and was appointed Chief Technology Officer.

He continues to serve as President and CEO of Flipside, maintaining direct operational oversight of our subsidiary while also leading Nexscient's broader technology strategy. As CTO, he is responsible for the continued development of institutional-grade AI data pipelines and the data-engineering infrastructure required to support advanced autonomous and intelligent systems.

“As our operating business has grown, we have also strengthened the leadership and governance capabilities …”

Mr. De Luna brings more than three decades of experience spanning three major technology infrastructure cycles: XML-based information indexing at Innodata Inc.; digital publishing and EPUB distribution standards at Barnes & Noble; and, since 2018, the Physical AI frontier, where he built Flipside into a production-grade data-engineering partner serving automotive OEMs, Tier-1 suppliers, autonomous vehicle programs, robotics developers, and satellite intelligence platforms.

His appointment creates an important alignment between strategy and execution: the executive responsible for delivering our services at scale is also helping define the technology architecture on which our future platforms will be built.

Jaime Fanlo — Independent Director

We also expanded our Board from four seats to five with the appointment of Jaime Fanlo as a non-employee director, effective July 1, 2026.

Mr. Fanlo is a corporate director, lawyer, and strategic investor with more than eighteen years of cross-border experience spanning corporate governance, private equity, and commercial law.

He began his career at a top-tier Philippine law firm and later served as commercial counsel to Johnson Controls, Inc. and CBRE Group, Inc.

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He also serves on the boards of our subsidiaries TaskAlpha Pte., Ltd. and Flipside AI and played an important role in the cross-border acquisition and integration of Flipside by Nexscient. He holds a Juris Doctor from the Ateneo de Manila School of Law.

Mr. Fanlo brings the Board legal and regulatory discipline, direct working knowledge of our corporate structure across the Philippines, Singapore, and the United States, and an investor's perspective on the technology and artificial intelligence markets we serve.

Building greater Board independence ahead of an exchange-listing application, rather than reacting to those requirements later, is intentional. Nasdaq listing standards include majority-independent Board and independent committee requirements. Jaime's appointment represents another step toward building the governance structure we believe will be required if and when we pursue an uplisting.

Market Validation & Commercial Momentum

Perhaps the clearest validation of our strategy has come from the market itself.

Over the past several months, we have secured engagements across three of the most important areas of embodied intelligence: humanoid robotics, autonomous mobility, and autonomous vehicles.

Advancing Into Humanoid Robotics

We have been engaged by a leading frontier AI research and deployment organization to provide data services supporting its advanced robotics and embodied-AI programs.

“Building an independent Board ahead of an exchange-listing application rather than reacting to those requirements later is intentional.”

We consider this engagement particularly significant because the organization's diligence and performance standards are among the most demanding in the industry. Successfully clearing that process meant our collection methodology, quality systems, throughput capacity, and data governance were evaluated against an exceptionally high standard.

Management believes this engagement has the potential to contribute meaningfully to revenue growth over the next two fiscal years, although actual revenue will depend on delivered volumes, program scope, customer requirements and timing.

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Expanding Data Infrastructure for Autonomous Mobility

We have also been engaged by a US-based, global technology platform operating across mobility, delivery, and freight and participating in a growing autonomous-mobility ecosystem.

Our work supports its autonomous-mobility programs through computer-vision annotation.

Beyond the potential economics of this relationship, we believe the engagement demonstrates something important about Nexscient's capabilities: we are not limited to a single application of Physical AI. Humanoid robotics and autonomous mobility involve different data modalities, different quality standards, and different delivery requirements. We are building the capacity to execute across both.

Foundation Models for Autonomous Vehicles

In addition, we have been engaged by a leading UK-based developer of foundation models for assisted and autonomous driving.

Taken together, these engagements provide early commercial validation of the strategy we have been building: position Nexscient at the intersection of data infrastructure and the rapidly expanding Physical AI ecosystem.

From Services to Proprietary Data Infrastructure

While our services business provides the operational foundation of Nexscient today, our platform strategy is designed to create the next layer of value.

We have formed TaskAlpha Pte., Ltd. (formerly, Crestview BPO Pte., Ltd.) in Singapore to host our core data-collection platform. TaskAlpha is intended to serve as the infrastructure layer that coordinates distributed human capacity, manages task assignment and workflow, enforces quality gates, and captures structured data at scale.

TaskAlpha will initially support contracts throughout Southeast Asia, where our operating footprint and management depth are strongest, with the intention of expanding globally from that base.

TaskAlpha will also provide the foundation from which we plan to launch AlphaCortex, our AI training-data catalog. AlphaCortex is being designed as a curated, indexed library of rights-cleared datasets developed or acquired specifically for licensing, together with datasets generated through our operations where Nexscient retains or obtains the necessary ownership, licensing, privacy and commercialization rights.

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We believe this is one of the most important elements of our long-term strategy.

Services revenue generally scales with headcount and delivery capacity. Catalog and distribution revenue has the potential to scale differently: a dataset created once may be licensed repeatedly to multiple customers.

Our objective is to build an integrated model in which our services operations generate current revenue while also helping us identify opportunities to develop proprietary datasets that we have the right to commercialize.

“TaskAlpha will also provide the foundation from which we plan to launch AlphaCortex, our AI training-data catalog.”

Development timelines and commercial launch remain subject to engineering progress and market conditions, but we believe the opportunity is substantial.

Funding Our Growth Strategy

Over the past four months, we completed two financing rounds, raising an aggregate of $1.53 million. We view that outcome as an encouraging vote of confidence from the investment community. Capital for microcap issuers remains scarce and often expensive, and we believe the successful completion of these financings demonstrates investor support for the Company's current strategy and operating progress.

We are grateful to every investor who participated in the financings and to our existing shareholders whose continued confidence has helped make this progress possible.

We believe Nexscient is now an operating company with revenue, differentiated capabilities, and exposure to a market benefiting from powerful long-term tailwinds.

The commercial opportunities described above are capacity-driven. Additional capital would give us greater flexibility to recruit, train and equip delivery teams, expand capacity ahead of demand, and continue development of TaskAlpha and AlphaCortex in parallel. We expect to evaluate a range of financing alternatives as our capital requirements evolve.

The timing, size, structure, and terms of any future financing have not yet been determined. As those plans develop, we will keep shareholders informed.

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The Road Ahead: Scale, Capital and Nasdaq

Our operating progress has moved faster than our visibility in the public markets. Closing that gap is now a principal focus of management.

We are in the process of engaging an investor/public relations firm to strengthen Nexscient's market presence and prepare for broader capital-markets awareness initiatives. Separately, we are seeking to engage an investment bank to support our capital-raising and uplisting efforts.

These initiatives are about more than visibility. Access to growth capital on institutional terms would allow us to expand delivery capacity ahead of demand, accelerate development of our platforms, and pursue opportunities at a scale that would otherwise be difficult for a company of our current size.

“Our operating progress has moved faster than our visibility in the public markets. Closing that gap is now a principal focus of management.”	Both workstreams support a larger objective: preparing Nexscient to pursue an application to uplist to the Nasdaq Stock Market.

An exchange listing could significantly expand our potential shareholder base, improve liquidity and price discovery, and provide access to institutional investors that cannot currently participate in our stock.

There is still work to be done. Satisfaction of applicable quantitative and governance listing standards, together with approval by the exchange, are conditions we have not yet met, and no assurance can be given regarding the timing or outcome of any uplisting effort.

Nevertheless, we believe we are making tangible progress toward becoming the kind of company capable of pursuing that objective—and we will continue to keep shareholders informed as the process advances.

Building on Our Momentum

Not long ago, we told shareholders that our goal was to build a vertically integrated AI training-data company focused on embodied intelligence.

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Since then, we have:

•	acquired an established operating business with over 16 years of exceptional annotation experience, more than 350 employees, an established customer base, and revenues;

•	strengthened our Board and executive leadership;

•	established and expanded commercial relationships across humanoid robotics, autonomous mobility, and autonomous vehicles;

•	formed TaskAlpha and begun laying the foundation for the AlphaCortex platform;

•	successfully completed two fully-subscribed financing rounds; and

•	taken concrete steps toward the governance, capital-markets, and organizational requirements of a future Nasdaq listing.

While that is a meaningful amount of progress, there is yet so much more to accomplish.

Our priorities are clear: execute exceptionally well for our customers, expand our delivery capacity, build TaskAlpha and AlphaCortex, continue strengthening the Company’s financial position, broaden awareness of Nexscient in the investment community, and advance our preparation for a potential Nasdaq uplisting.

The opportunities in front of us are larger than they were four months ago because the Company itself is stronger than it was then. We have moved from thesis to execution, from development to operations, and from building the foundation to beginning to scale it.

We are excited about what Nexscient has accomplished, confident in the strategy we are pursuing, and optimistic about the opportunities ahead.

The work ahead is substantial, but so is the opportunity. Thank you for your support and confidence in Nexscient, as we continue this journey together.

Sincerely,

/s/ Fred E. Tannous
Fred E. Tannous
Founder, Chairman,
President & Chief Executive Officer

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Cautionary Statement Regarding Forward-Looking Statements

This letter contains forward-looking statements. Forward-looking statements are statements that are not historical facts and include, without limitation, statements regarding targeted employee headcount; expectations as to revenue growth and the contribution of client engagements; the size and growth of the market for AI training data and embodied intelligence; the development, launch, timing, and commercial performance of TaskAlpha and AlphaCortex; the expected scope, duration, and economics of client relationships; the Company's plans to engage investor relations and investment banking advisors; the Company's ability to raise additional capital; and the Company's intention and ability to apply for and obtain a listing on the NASDAQ Stock Market. Words such as "anticipate," "believe," "expect," "intend," "plan," "target," "project," "estimate," "will," "would," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words.

These statements reflect management's current expectations and assumptions as of the date of this letter and are subject to known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied. Those factors include, without limitation: risks relating to the integration of acquired operations and the retention of key personnel; dependence on a limited number of significant clients; the terminable, non-exclusive, or non-binding nature of the Company's commercial arrangements and the absence of any assurance that any engagement will be extended, expanded, or result in the revenue described; the Company's limited operating history as a combined enterprise and its history of operating losses; the Company's need for additional capital, the risk that such capital may not be available on acceptable terms or at all, and the dilution to existing stockholders that may result; competition from larger and better-capitalized providers; the Company's ability to satisfy the initial listing standards of The NASDAQ Stock Market, which are outside the Company's control and which the Company may not satisfy on the anticipated timetable or at all; and the additional risk factors described in the Company's filings with the Securities and Exchange Commission, which are available at www.sec.gov. Any revenue expectations set forth herein are estimates only and are not guarantees of future performance. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of this letter, and the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. The Company's common stock is quoted on the OTCQB Venture Market. The statutory safe harbors for forward-looking statements contained in the federal securities laws are not available to the Company, and no such protection is claimed by the Company for the statements made herein.

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